                                                           Execution Counterpart


                                 [JPMORGAN LOGO]


                                CREDIT AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 13, 2002


                                      AMONG


                                SYSCO CORPORATION


                            THE LENDERS PARTY HERETO


                              BANK OF AMERICA, N.A.
                       THE BANK OF TOKYO-MITSUBISHI, LTD.
                                  SUNTRUST BANK
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       AND
                             WELLS FARGO BANK, N.A.,
                            AS CO-SYNDICATION AGENTS

                                       AND

                              JPMORGAN CHASE BANK,
                             AS ADMINISTRATIVE AGENT


                          J.P. MORGAN SECURITIES INC.,
                    AS SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

                                TABLE OF CONTENTS



ARTICLE I     Definitions...................................................     1
      SECTION 1.01. Defined Terms...........................................     1
      SECTION 1.02. Classification of Loans and Borrowings..................    14
      SECTION 1.03. Terms Generally.........................................    14
      SECTION 1.04. Accounting Terms; GAAP..................................    14


ARTICLE II    The Credits...................................................    14
      SECTION 2.01. Commitments.............................................    14
      SECTION 2.02. Loans and Borrowings....................................    15
      SECTION 2.03. Requests for Revolving Borrowings.......................    15
      SECTION 2.04. [Intentionally Reserved]................................    16
      SECTION 2.05. Swingline Loans.........................................    16
      SECTION 2.06. Letters of Credit.......................................    17
      SECTION 2.07. Funding of Borrowings...................................    21
      SECTION 2.08. Interest Elections......................................    21
      SECTION 2.09. Termination and Reduction of Commitments................    23
      SECTION 2.10. Repayment of Loans; Evidence of Debt....................    23
      SECTION 2.11. Prepayment of Loans.....................................    24
      SECTION 2.12. Fees....................................................    24
      SECTION 2.13. Interest................................................    25
      SECTION 2.14. Alternate Rate of Interest..............................    26
      SECTION 2.15. Increased Costs.........................................    27
      SECTION 2.16. Break Funding Payments..................................    28
      SECTION 2.17. Taxes...................................................    28
      SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of
                    Set-offs................................................    29
      SECTION 2.19. Mitigation Obligations; Replacement of Lenders..........    31
      SECTION 2.20. Increase in Commitments.................................    32


ARTICLE III   Representations and Warranties................................    34
      SECTION 3.01. Organization; Powers....................................    34
      SECTION 3.02. Authorization; Enforceability...........................    34
      SECTION 3.03. Governmental Approvals; No Conflicts....................    34
      SECTION 3.04. Financial Condition; No Material Adverse Change.........    34
      SECTION 3.05. Properties..............................................    35
      SECTION 3.06. Litigation and Environmental Matters....................    35
      SECTION 3.07. Subsidiaries............................................    35
      SECTION 3.08. Compliance with Laws and Agreements.....................    35
      SECTION 3.09. Investment and Holding Company Status...................    35
      SECTION 3.10. Taxes...................................................    36
      SECTION 3.11. ERISA...................................................    36
      SECTION 3.12. Disclosure..............................................    36

ARTICLE IV    Conditions....................................................    36
      SECTION 4.01. Effective Date..........................................    36
      SECTION 4.02. Each Credit Event.......................................    37


ARTICLE V     Affirmative Covenants.........................................    38
      SECTION 5.01. Financial Statements; Ratings Change and Other
                    Information.............................................    38
      SECTION 5.02. Notices of Material Events..............................    39
      SECTION 5.03. Existence; Conduct of Business..........................    40
      SECTION 5.04. Payment of Obligations..................................    40
      SECTION 5.05. Maintenance of Properties; Insurance....................    40
      SECTION 5.06. Books and Records; Inspection Rights....................    40
      SECTION 5.07. Compliance with Laws....................................    40
      SECTION 5.08. Use of Proceeds.........................................    41


ARTICLE VI    Negative Covenants............................................    41
      SECTION 6.01. Liens...................................................    41
      SECTION 6.02. Sale and Lease-back Transactions; Swap Agreements.......    42
      SECTION 6.03. Ratio of Indebtedness to Capitalization.................    43
      SECTION 6.04. Restrictive Agreements..................................    43
      SECTION 6.05. Fiscal Year.............................................    43
      SECTION 6.06. Transactions with Affiliates............................    44
      SECTION 6.07. Tax Returns.............................................    44
      SECTION 6.08. Consolidation, Merger or Acquisition....................    44
      SECTION 6.09. Sales and Other Dispositions............................    44


ARTICLE VII   Events of Default.............................................    45


ARTICLE VIII  The Administrative Agent......................................    47


ARTICLE IX    Miscellaneous.................................................    49
      SECTION 9.01. Notices.................................................    49
      SECTION 9.02. Waivers; Amendments.....................................    50
      SECTION 9.03. Expenses; Indemnity; Damage Waiver......................    50
      SECTION 9.04. Successors and Assigns..................................    52
      SECTION 9.05. Survival................................................    54
      SECTION 9.06. Counterparts; Integration; Effectiveness................    55
      SECTION 9.07. Severability............................................    55
      SECTION 9.08. Right of Setoff.........................................    55
      SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
                    Process.................................................    55
      SECTION 9.10. WAIVER OF JURY TRIAL....................................    56
      SECTION 9.11. Headings................................................    56
      SECTION 9.12. Confidentiality.........................................    56
      SECTION 9.13. Interest Rate Limitation................................    57

      SECTION 9.14. Independence of Covenants...............................    57
      SECTION 9.15. FINAL AGREEMENT.........................................    57

SCHEDULES:

Schedule 2.01 - Commitments
Schedule 3.07 - Subsidiaries
Schedule 6.01 - Liens
Schedule 6.04 - Restrictions


EXHIBITS:

Exhibit A -- Form of Assignment and Assumption

      CREDIT AGREEMENT dated as of September 13, 2002, among SYSCO Corporation, a Delaware corporation, the Lenders party hereto, BANK OF AMERICA, N.A., THE BANK OF TOKYO-MITSUBISHI, LTD., SUNTRUST BANK, WACHOVIA BANK, NATIONAL ASSOCIATION, and WELLS FARGO BANK, N.A., as Co-Syndication Agents, and JPMORGAN CHASE BANK, as Administrative Agent.

      The parties hereto agree as follows:

                                   ARTICLE I
                                   Definitions

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

      "Acquisition" has the meaning assigned to such term in Section 6.08.

      "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

      "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

      "Applicable Rate" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the facility fees or utilization fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate" or "Utilization Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

                            FACILITY   EURODOLLAR  UTILIZATION
     INDEX DEBT RATINGS      FEE RATE    SPREAD      FEE RATE
     ------------------      --------    ------      --------

Category 1                     .06          .115        .05
   AA by S&P or higher
   Aa2 by Moody's or
higher
Category 2                     .07          .15         .05
   AA- by S&P
   Aa3 by Moody's
Category 3                     .08          .17         .05
   A+ by S&P
   A1 by Moody's
Category 4                     .09          .26         .10
   A by S&P
   A2 by Moody's
Category 5                     .10          .30         .10
   A- by S&P
   A3 by Moody's
Category 6                     .125         .375        .125
   BBB+ by S&P or lower
   Baa1 by Moody's or lower

      For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings, i.e., that appearing in the numerically lower Category, unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

      "Attributable Debt" means, with respect to any Sale and Leaseback Transaction not giving rise to Capital Lease Obligations, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction. Notwithstanding the foregoing, in the case of any lease subject to a Sale and Leaseback Transaction which is (or by its express terms will at some future date become) terminable by the lessee upon the payment of a penalty in a fixed amount, or in an amount which, as of such date of determination, is mathematically determinable with respect to the then earliest date upon which such lease may be so terminated (the "earliest termination date"), the lessee's rental obligation under such lease may at the Borrower's election be either (i) determined in accordance with the preceding sentence (disregarding the amount of any such termination penalty), or (ii) the sum of (a) the lessee's obligation (discounted, as aforesaid) for rental payments, if any, during the portion of the term ending on the earliest termination date, plus (b) the amount of such penalty (similarly discounted if, as of the date of determination, the earliest termination date has not yet occurred).

      "Augmenting Lender" has the meaning assigned to such term in Section 2.20(a).

      "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

       "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrower" means Sysco Corporation, a Delaware corporation.

      "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

      "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

      "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed;

provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease" means any lease in respect of which the lessee's obligations constitute Capitalized Lease Obligations.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capitalization" means, without duplication, at any date, the sum of the Indebtedness of the Borrower and the Subsidiaries outstanding on such date, plus the total capital represented by the capital stock of the Borrower outstanding on such date based, in the case of shares having a par value, upon their par value, and, in the case of shares having no par value, upon the value stated on the books of the Borrower, plus the total amount of (or less the amount of any net deficits in) the contributed or capital surplus and the earned surplus (whether or not available for payment of dividends) of the Borrower and the Subsidiaries, all as would be shown on a Consolidated balance sheet of the Borrower and the Subsidiaries as at such date, prepared on a Consolidated basis, after due allowance for minority interests, in accordance with GAAP and after eliminating all intercompany items, plus the amount of any premium on capital stock of the Borrower not included in its surplus, plus the amount of any extraordinary or other non-recurring non-cash charges after June 30, 2001, other than any such charges with respect to the write-down or write-off of any inventory or accounts receivable or principal properties.

      "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $450,000,000.

      "Commitment Increase" has the meaning assigned to such term in Section 2.20(b).

      "Consolidated" refers to the consolidation of the accounts of the Borrower and the Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in the preparation of the consolidated financial statements referred to in Section 3.04, except as otherwise expressly provided in Section 1.04.

      "Consolidated Total Assets" means the total assets of the Borrower and the Subsidiaries, on a Consolidated basis.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Disposition" has the meaning assigned to such term in Section 6.09.

      "dollars" or "$" refers to lawful money of the United States of America.

      "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

       "Event of Default" has the meaning assigned to such term in Article VII.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

      "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Increase Effective Date" has the meaning assigned to such term in Section 2.20(b).

      "Increasing Lender" has the meaning assigned to such term in Section 2.20(b).

      "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable or accrued liabilities, incurred or accrued in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others and (g) all Capital Lease Obligations and Attributable Debt of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

      "Information Memorandum" means the Confidential Information Memorandum dated May 2002 relating to the Borrower and the Transactions.

      "Initial Loans" has the meaning assigned to such term in Section 2.20(b).

      "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

      "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

      "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

      "Issuing Bank" means JPMorgan Chase Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

      "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

      "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and the Issuing Bank.

      "Letter of Credit" means each letter of credit issued pursuant to this Agreement.

      "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

      "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

      "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of the Administrative Agent and the Lenders against the Borrower under any material provision of this Agreement.

      "Material Letter of Credit" means a letter of credit issued for the account of the Borrower or any Subsidiary in an original face amount of $100,000 or more.

      "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

      "Maturity Date" means September 12, 2007.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "Net Worth" means, with respect to any Person, the excess, if any, of the assets of such Person over the liabilities of such Person, each to be determined in accordance with GAAP consistent with those applied in the preparation of the consolidated financial statements referred to in Section 3.04.

      "Non-Increasing Lender" has the meaning assigned to such term in Section 2.20(a).

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes or other similar charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "Participant" has the meaning set forth in Section 9.04.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Register" has the meaning assigned to such term in Section 9.04.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

      "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

      "Revolving Loan" means a Loan made pursuant to Section 2.03.

      "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

      "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, with any Person whereby a seller or a transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease (whether pursuant to a Capital Lease or otherwise) or repurchase under an extended purchase contract, the same or similar property from the purchaser or the transferee of such property.

      "Significant Subsidiary" has the meaning assigned to such term in Article VII.

      "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subsequent Borrowings" has the meaning assigned to such term in Section 2.20(b).

      "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of the Borrower.

      "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement, provided that such term shall not include any forward or future contract entered into in the ordinary course of business by the Borrower or a Subsidiary which contemplates the actual delivery of a commodity and is not entered into for speculative purposes.

      "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

      "Swingline Loan" means a Loan made pursuant to Section 2.05.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and each promissory note (if any) requested by a Lender as contemplated by Section 2.10(e), the borrowing and repayment of Loans hereunder and the issuance of Letters of Credit hereunder.

      "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

      "Wholly-Owned Subsidiary" means a Subsidiary, all of the outstanding Equity Interests in which, other than directors' qualifying shares, are at the time owned by the Borrower, by any one or more other Wholly-Owned Subsidiaries, or by the Borrower and any one or more Wholly-Owned Subsidiaries, except that the term "Wholly-Owned Subsidiary" shall also mean and include any Acquisition Subsidiary.

      For purposes of this definition, the term "Acquisition Subsidiary" means and includes each Subsidiary organized under the laws of a jurisdiction outside the United States

            (a) formed to acquire, and which has acquired and directly owns, beneficially and of record, all of the outstanding Equity Interests in a previously unaffiliated entity (the "Target"), and

            (b) all of whose own outstanding Equity Interests having the power to vote, whether ordinary or upon the occurrence of a contingency (other than, in the case of a Subsidiary formed under the laws of Canada or any Province thereof, statutory rights of shareholders to vote as a class), are owned, beneficially and of record, directly or indirectly, by the Borrower.

      For the avoidance of doubt, an Acquisition Subsidiary

            (c) may, without jeopardizing its status as such, issue non-voting Equity Interests, convertible or exchangeable, share-for-share, into or for shares of Common Stock of the Borrower ("Acquiree Equity Interests") to the former owners of the Target, but

            (d) may not directly or indirectly declare or pay dividends or other distributions, whether in cash, securities or other property, in respect of such Acquiree Equity Interests, or otherwise to the holders thereof, except for dividends or distributions that are in each case (i) of like kind and equal in amount, share-for-share, to those concurrently paid by the Borrower to the holders of a like number of shares of its Common Stock, and (ii) of like kind and equal in amount to the amount of a substantially concurrent capital contribution made by the Borrower to such Acquisition Subsidiary.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

      SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   The Credits

      SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

      SECTION 2.02. Loans and Borrowings

      (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

      (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $20,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $20,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or in an amount necessary to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Revolving Borrowings outstanding.

      (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

      SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form reasonably acceptable to the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i)   the aggregate amount of the requested Borrowing;

            (ii)  the date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04.     [Intentionally Reserved]

      SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan; and provided further, that the Swingline Lender shall not make a Swingline Loan if a Default has occurred and is continuing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

      (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:30 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

      (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

      SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period and the Issuing Bank hereby agrees to issue such Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

      (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (three days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments. Notwithstanding the foregoing, the Issuing Bank shall not issue, amend, renew or extend any Letter of Credit if a Default has occurred and is continuing.

      (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.

      (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $10,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

      (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

      (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

      (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

      (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

      (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and the amount of such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

      (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

      (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonably acceptable to the Administrative Agent and signed by the Borrower.

      (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

      (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

      (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

      SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

      (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $20,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the total Revolving Credit Exposures would exceed the total Commitments.

      (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent, subject, however, to the Borrower's right to increase the Commitments pursuant to Section 2.20. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

      SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the 15th day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

      (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

        SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

       (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

      SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June,

September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

      (c) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Credit Exposure of such Lender at all times when the Revolving Credit Exposure of such Lender exceeds 50% of such Lender's Commitment.

      (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

      (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, participation fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

      SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate.

      (b) The Loans comprising each Eurodollar Borrowing shall bear interest in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

      (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

      (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

      (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

      (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

      (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

      SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

            (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or to the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender's or the Issuing Bank's holding company, as the case may be, for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the

Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each affected Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

      SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each affected Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

      (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

      (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

      SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

      (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements and Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

      (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

      (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      SECTION 2.20. Increase in Commitments. (a) The Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Commitments be increased by an amount not less than $10,000,000 for any such increase; provided that after giving effect to any such increase the sum of the total Commitments shall not exceed $650,000,000 minus any amount by which the Commitments shall have been reduced pursuant to Section 2.09. Such notice shall set forth the amount of the requested increase in the total Commitments and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "Non-Increasing Lender"). In the event that, on the 10th day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (a) being called an "Augmenting Lender"), which may include any Lender, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and the Borrower and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Commitment and/or its status as a Lender hereunder. Any increase in the total Commitments may be made in an amount which is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for Augmenting Lenders.

      (b) On the effective date (the "Increase Effective Date") of any increase in the total Commitments pursuant to this Section 2.20 (the "Commitment Increase"), (i) the aggregate principal amount of the Loans outstanding (the "Initial Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a

Lender prior to the Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and
(iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the Borrower shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

      (c) Increases and new Commitments created pursuant to this Section 2.20 shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of paragraph (a) above.

      (d) Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) or addition of a New Lender shall become effective under this Section unless, (i) on the date of such increase, (A) the representations and warranties set forth in this Agreement shall be true and correct on and as of such date (unless expressly made as of another date, in which case such representations and warranties shall be true and correct on and as of such other date), (B) on such date and immediately after giving effect to such increase, no Default or Event of Default shall have occurred and be continuing and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (C) the Commitment of each Lender (without giving effect to any merger of Lenders after the date of this Agreement) is equal to or less than 20% of the total Commitments, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase (or, if such documents delivered on the Effective Date already contemplate an increase in an amount at least equal to the amount of such increase, stating that such documents remain in full force and effect on the date of such increase and have not in anywise been annulled, modified, rescinded or revoked).

                                  ARTICLE III
                         Representations and Warranties

      The Borrower represents and warrants to the Lenders that:

      SECTION 3.01. Organization; Powers. The Borrower and each Subsidiary is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required and where the failure so to qualify (either individually or together with all other failures so to qualify) could have a Material Adverse Effect.

      SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary.

      SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and the related statements of consolidated results of operations, shareholders' equity and cash flows (i) as of and for the fiscal year ended June 30, 2001, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 30, 2002, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

      (b) Since June 30, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.

      SECTION 3.05. Properties. (a) Each of the Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

      (b) Each of the Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and each such Subsidiary does not infringe upon the rights of any other Person.

      SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

      (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

      SECTION 3.07. Subsidiaries. Set forth on Schedule 3.07, as most recently supplemented from time to time as hereinbelow provided in this Section 3.07, is a complete and accurate list (as of the date hereof or as of the date as of which information is presented in such supplement, as the case may be) of all Subsidiaries showing (as to each such Subsidiary) the correct name thereof and the jurisdiction of its organization or formation. All the outstanding Equity Interests of each Subsidiary have been validly issued, are fully paid and nonassessable and, to the extent owned directly or indirectly by the Borrower, are so owned free and clear of all Liens not permitted by Section 6.01. It is agreed that each Annual Report on Form 10-K filed by the Borrower after the date of this Agreement shall be deemed to be a supplement to Schedule 3.07 updating the information therein contained to the date as of which information is presented in such Annual Report on Form 10-K.

      SECTION 3.08. Compliance with Laws and Agreements. Each of the Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.09. Investment and Holding Company Status. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the

Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 3.10. Taxes. Each of the Borrower and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by an amount greater than 5% of the Net Worth of the Borrower the fair market value of the assets of all such underfunded Plans .

      SECTION 3.12. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                                   Conditions

      SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

      (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed and delivered a counterpart of this Agreement.

      (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Haynes & Boone LLP, counsel for the Borrower, and Michael C. Nichols, Vice President and General Counsel of the Borrower, collectively covering such matters as the Administrative Agent may reasonably request and allocated between said counsel in such manner as may be satisfactory to the Administrative Agent. The Borrower hereby requests each such counsel to deliver its or his respective opinion.

      (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

      (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming (i) that the representations of the Borrower set forth in this Agreement are true and correct as of the Effective Date and
(ii) no Default or Event of Default has occurred and is continuing.

      (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

      (f) The Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 among the Borrower and the financial institutions and agents named therein, as amended, shall have been terminated and no loans or other liabilities shall be outstanding thereunder (other than those, if any, to be contemporaneously repaid from the proceeds of the Initial Loans hereunder).

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on September 30, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

      SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

      (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of such issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (other than the representation set forth in Section 3.04(b)).

      (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V
                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each
Lender:

         (a) within 30 days after the date in each fiscal year on which the Borrower is required to file its Annual Report on Form 10-K with the Securities and Exchange Commission, (i) such Annual Report on Form 10-K of the Borrower, and (ii) its audited consolidated balance sheet and the related consolidated statements of results of operations, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a Consolidated basis; provided, however, that (x) the Borrower shall be deemed to have furnished said Annual Report on Form 10-K for purposes of clause (i) if it shall have timely made the same available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at www.sysco.com) and complied with Section 5.01(e) in respect thereof, and (y) if said Annual Report on Form 10-K contains such consolidated balance sheet and such consolidated statements of results of operations, shareholders' equity and cash flows, and the report thereon of such independent public accountants (without qualification or exception, and to the effect, as specified above), the Borrower shall not be required to comply with clause (ii);

         (b) within 30 days after each date in each fiscal year on which the Borrower is required to file a Quarterly Report on Form 10-Q with the Securities and Exchange Commission, (i) such Quarterly Report on Form 10-Q of the Borrower, and (ii) its consolidated balance sheet and related consolidated statements of results of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a Consolidated basis, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that
(x) the Borrower shall be deemed to have furnished said Quarterly Report on Form 10-Q for purposes of clause (i) if it shall have timely made the same available on "EDGAR" and/or on its home page on the worldwide web (at the date of this Agreement located at www.sysco.com) and complied with Section 5.01(e) in respect thereof, and (y) if said Quarterly Report on Form 10-Q contains such consolidated balance sheet and consolidated statements of results of operations and cash flows, and such certifications, the Borrower shall not be required to comply with clause (ii);

         (c) concurrently with any delivery of financial statements under clause
(a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.03 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) concurrently with any delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting and auditing rules or guidelines);

         (e) promptly after the same become publicly available, (whether on "EDGAR" or the Borrower's homepage on the worldwide web or otherwise), notice to the Administrative Agent of the filing of all periodic and other reports, proxy statements and other materials required to be filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be (and in furtherance of the foregoing, the Borrower will give to the Administrative Agent prompt written notice of any change at any time or from time to time of the location of the Borrower's home page on the worldwide web);

         (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

         (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a)      the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial

Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.08; and provided, further, that the Borrower shall not be required to preserve the corporate existence of any Subsidiary or any right or franchise if the board of directors of the Borrower (or, in the case of a Subsidiary having assets of $100,000 or less (giving effect to any Disposition permitted by Section 6.09), an officer of the Borrower acting with authority duly delegated by the Borrower's board of directors) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Lenders.

         SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies or funds, or through appropriate self-insurance, as applicable, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender (upon five days prior notice unless a Default or Event of Default exists), to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only for general corporate purposes of the Borrower and the Subsidiaries, including commercial paper back-up. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                                   ARTICLE VI
                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) the Liens existing on the date hereof and listed on Schedule 6.01;

         (b) Liens for taxes, assessments or governmental charges or levies to the extent not past due or the validity of which is being contested in good faith by proper proceedings and for which adequate reserves have been established;

         (c) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or the validity of which is being contested in good faith by proper proceedings and for which adequate reserves have been established;

         (d) pledges or deposits to secure obligations under worker's compensation laws or similar legislation or to secure public or statutory obligations of the Borrower or any Subsidiary;

         (e) Liens upon, and defects of title to, real or personal property, including any attachment of such real or personal property or other legal process prior to adjudication of a dispute upon the merits and adverse judgment on appeal provided (i) the validity thereof is being contested in good faith by proper proceedings, and adequate reserves have been established with respect thereto and (ii) levy and execution thereon has been stayed;

         (f) Liens on real or personal property existing thereon at the time of acquisition thereof (including acquisition by merger or consolidation) and not incurred in contemplation thereof; provided, however, the Indebtedness secured by each such Lien shall not exceed the fair market value of the property to which such Lien relates and no such Lien shall extend to or cover any property other than the property being acquired;

         (g) purchase money Liens on property hereafter acquired or constructed which are created prior to, at the time of, or within 180 days after such acquisition (or, in the case of property being constructed, the completion of such construction and commencement of full operation of such property, whichever is later) to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of all or any part of the property being acquired or constructed; provided, however, that in each case the Indebtedness secured by such Lien shall not exceed the lesser of the purchase or construction price of such property or the fair market value of such property and no such Lien shall extend to or cover any property other than the property being acquired or constructed;

         (h) Liens on property of the Borrower or a Subsidiary in favor of the United States of America or any political subdivision thereof or in favor of any other country or political subdivision thereof to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens, including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar bond financing;

         (i) Liens existing on the property of a business entity at the time such entity becomes a Subsidiary, or at the time substantially all of the assets of such entity are acquired or leased by the Borrower or a Subsidiary and not incurred in contemplation thereof; provided, however, that in each case the Indebtedness secured by such Lien shall not exceed the lesser of the purchase or construction price of such property or the fair market value of such property and no such Lien shall extend to or cover any property other than the property subject thereto immediately prior to such entity becoming a Subsidiary or the assets of the owner of such property being so acquired or leased;

         (j) Liens on the property of a Subsidiary to secure Indebtedness owing to the Borrower or to one or more Wholly-Owned Subsidiaries;

         (k) pledges, deposits, performance bonds or similar Liens arising in the ordinary course of business in connection with bids, tenders, contracts and leases to which the Borrower or any Subsidiary is a party;

         (l) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the operation by the Borrower and the Subsidiaries taken as a whole of their respective businesses and none of which is violated by existing or proposed structures or land use;

         (m) extensions, renewals or replacements in whole or in part of the Liens described in clauses (a), (f), (g), (h), and (i) of this Section 6.01 for the same or a lesser amount of Indebtedness; provided that no such Lien shall extend to or cover any property other than the property theretofore subject to the Lien being extended, renewed or replaced; and

         (n) Liens not permitted by any of the foregoing clauses (a) - (m), inclusive, that secure obligations which do not in the aggregate at any time exceed 20% of Net Worth.

         SECTION 6.02. Sale and Lease-back Transactions; Swap Agreements. The Borrower will not effect, or permit any Subsidiary to effect, a Sale and Lease-back Transaction, or enter into a Swap Agreement, unless immediately prior thereto, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

         SECTION 6.03. Ratio of Indebtedness to Capitalization. The Borrower will not at any time permit the ratio of (a) the sum of (i) Consolidated Indebtedness, plus (ii) the undrawn face amount of all Material Letters of Credit, to (b) the sum of (i) Capitalization, plus (ii) the undrawn face amount of all Material Letters of Credit to exceed 0.7 to 1.0.

         SECTION 6.04. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.04 or (subject to the following clause
(iii)) to any extension, renewal or replacement of any agreement containing such restriction or condition, (iii) the foregoing shall apply to any extension, renewal, amendment or modification of any existing restriction or condition referred to in the foregoing clause (ii) that in any such case expands the scope of such restriction or condition, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets (if the Disposition thereof is permitted by Section 6.09) or of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets or Subsidiary that is to be disposed of and such Disposition is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (vi) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof; and provided, further, that this
Section 6.04 shall not apply to any agreement or agreements, not otherwise permitted by clause (i), (ii), (iii), (iv) or (v) of the preceding proviso, made by the Borrower and/or one or more Subsidiaries and providing for issuance of Indebtedness in an aggregate principal amount not in excess of $500,000,000 for all such Indebtedness at any one time outstanding, provided that (x) if any restrictions contained in such agreements of the type described in clause (a) of the foregoing shall be more restrictive than Section 6.01 of this Agreement, the Borrower shall have made a written offer to the Administrative Agent to amend this Agreement, in a manner satisfactory to the Administrative Agent and the Required Lenders, to give the Lenders the benefits of such additional restrictions, mutatis mutandis, (y) any restrictions contained in such agreements of the type described in clause (b) of the foregoing are binding only upon the respective Subsidiary or Subsidiaries that are parties to such agreement or agreements (and not upon the Borrower or any other Subsidiaries), and (z) the Borrower shall furnish to the Administrative Agent a true, correct and complete copy of each such agreement as from time to time in effect (which obligation may be discharged by giving written notice to the Administrative Agent (which shall promptly notify each Lender) indicating that such agreement, or any amendment thereof, as the case may be, is available on EDGAR as an exhibit to a particular filing specified in such notice).

         SECTION 6.05. Fiscal Year. The Borrower will not make any change in its fiscal year.

         SECTION 6.06. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and its Wholly Owned Subsidiaries not involving any other Affiliate.

         SECTION 6.07. Tax Returns. The Borrower will not file, or consent to the filing of, any consolidated federal income tax return with any Person other than a Subsidiary.

         SECTION 6.08. Consolidation, Merger or Acquisition. The Borrower will not, and will not permit any Subsidiary to (a) enter into a consolidation with any other Person or merge with or into any other Person or (b) acquire all or substantially all of the assets of or of the aggregate Equity Interest in any other Person (any such transaction being herein called an "Acquisition"), except that:

                  (i) the Borrower may permit a Subsidiary to merge into the Borrower or may effect an Acquisition of a Subsidiary, and a Subsidiary may consolidate or merge with or into another Subsidiary; and

                  (ii) the Borrower or any Subsidiary may merge with, or effect an Acquisition of, any Person other than the Borrower or a Subsidiary if

                           (A) in the case of any merger or Acquisition
                  involving the Borrower, the Borrower is the continuing corporation and, in the case of any merger or Acquisition involving a Subsidiary, the continuing corporation (immediately after giving effect to such merger or Acquisition) is a Subsidiary; and

                           (B) immediately after the consummation of the merger
                  or Acquisition, and after giving effect thereto, no Default or Event of Default would exist.

         SECTION 6.09. Sales and Other Dispositions. (a) The Borrower will not sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, any assets other than in the ordinary course of business or (b) issue, sell, transfer or otherwise dispose of, or permit any Subsidiary to issue, sell, transfer or otherwise dispose of, any shares of the capital stock of any Subsidiary (the items covered by (a) and (b) being hereinafter called a "Disposition" and the term "Disposed of" being used herein with correlative meaning), unless such Disposition is made for consideration having a value at least equal to the fair value of such property as determined in good faith by the board of directors of the Borrower and, in the case of a Disposition under (b) herein, as part of the sale of all shares or capital stock of such Subsidiary and, in the case of any such Disposition, so long as immediately after the consummation of such Disposition, and after giving effect thereto, no Default or Event of Default would exist. In addition, if immediately after the consummation of any Disposition described below, and after giving effect thereto, no Default or Event of Default would exist, the Borrower may make:

                  (i) a Disposition which is ordered by a court of competent jurisdiction or pursuant to the requirements of a decree, order or ruling of any governmental body (local, state or federal), provided that such Disposition does not, in the opinion of the Required Lenders, impair the ability of the Borrower to perform its obligations under this Agreement and the Notes;

                  (ii) a Disposition by any Subsidiary to the Borrower or to any other Wholly-Owned Subsidiary or by the Borrower to any Wholly-Owned Subsidiary;

                  (iii) any Disposition (in a single transaction or a series of related transactions) during any fiscal quarter of assets having a fair value which, when combined with the fair value of all other assets Disposed of during such fiscal quarter and the immediately preceding three (3) fiscal quarters, constituted not more than 10% of Consolidated Total Assets at the end of the fiscal quarter then most recently ended; and

                  (iv) any Disposition permitted by Section 6.08;

         provided, further, that in no event shall the Borrower sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person.

                                  ARTICLE VII
                                Events of Default

         If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

         (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

         (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (giving effect to any period of grace provided with respect thereto);

         (g) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or requiring the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary which is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (a "Significant" Subsidiary), or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $20,000,000 in any year or (ii) $50,000,000 for all periods;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII
                            The Administrative Agent

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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
         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                  Miscellaneous

         SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (i) if to the Borrower, to it at 1390 Enclave Parkway, Houston, Texas 77077-2027, Attention Treasurer (Telecopy No. (281) 584-1792), with copies to Attention General Counsel;

                  (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mary McCormick (Telecopy No.
         (212) 552-7500), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York 10017, Attention of Teri Streusand (Telecopy No. (212) 552-7500);

                  (iii) if to the Issuing Bank, to it at 10420 Highland Manor Drive, Tampa, Florida 33610, Attention James Alonzo (Telecopy No. (813) 432-5161);

                  (iv) if to the Swingline Lender, to it at One Chase Manhattan Plaza, Attention of Mary McCormick (Telecopy No. (212) 552-7500); and

                  (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount of any LC Exposure or reduce the rate of interest thereon, reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or the amount of any LC Exposure, or any interest thereon, or any fees or other amount payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

         SECTION 9.03.     Expenses; Indemnity; Damage Waiver.

         (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, or willful misconduct or unlawful acts of such Indemnitee.

         (c) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATIONS OF THE BORROWER HEREUNDER, THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 9.03 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE PAYMENT OR ASSIGNMENT OF THE LOANS.

         (d) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted

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
against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

         (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (f) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.

         SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                           (A) the Borrower, provided, that no consent of the
                  Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, for an assignment to any other assignee; and

                           (B) the Administrative Agent, provided that no
                  consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender
                  or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative

                  Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause
                  (a), (b), (h) or (i) of Article VII has occurred and is continuing;

                           (B) each partial assignment shall be made as an
                  assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                           (C) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                           (D) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
         Section 2.17(e) as though it were a Lender.

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing

Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed, and the rights of the Parties determined, in accordance with and governed by the law of the State of New York.

         (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from either thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

         (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or is furnished or deemed furnished pursuant to Section 5.01(a)(i),
(b)(i),(e) or (f); provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.14. Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 9.15. FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE NOTES, IF ANY, CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        SYSCO CORPORATION

                                        By:  /s/   Diane Day Sanders
                                             -----------------------------------
                                                   Vice President and Treasurer

                                        JPMORGAN CHASE BANK, individually and as Administrative Agent,


                                        By:  /s/   Teri Streusand
                                             -----------------------------------
                                                   Vice President

                                        BANK OF AMERICA, N.A., individually and
                                        as Co-Syndication Agent

                                        By:  /s/   R. Guy Stapleton
                                             -----------------------------------
                                                   Managing Director

                                        BANK ONE, NA

                                        By:        W. J. Bowne
                                             -----------------------------------
                                                   Managing Director

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        individually and as Co-Syndication Agent



                                        By:  /s/   John M. Mearns
                                             -----------------------------------
                                                   Vice President and Manager

                                        By:  /s/   Joey Powell
                                             -----------------------------------
                                                   Officer

                                        SUNTRUST BANK,
                                        individually and as Co-Syndication Agent



                                        By:  /s/   W. John Wendler
                                             -----------------------------------
                                                   Director

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        individually and as Co-Syndication Agent



                                        By:  /s/   David C. Hauglid
                                             -----------------------------------
                                                   Vice President

                                        WELLS FARGO BANK, N.A.,
                                        individually and as Co-Syndication Agent



                                        By:   /s/  Carol Polasky
                                             -----------------------------------
                                                   Vice President

                                        By:  /s/   Melissa Nachman
                                             -----------------------------------
                                                   Vice President

                                        THE BANK OF NEW YORK

                                        By:  /s/   David T. Sunderwirth
                                             -----------------------------------
                                                   Vice President

                                        COMERICA BANK

                                        By:  /s/   Carol S. Geraghty
                                             -----------------------------------
                                                   Vice President

                                        FLEET NATIONAL BANK

                                        By:  /s/   Ravi Kacker
                                             -----------------------------------
                                                   Director

                                  SCHEDULE 2.01

                                   COMMITMENTS

         JPMorgan Chase Bank                                         $   70,000,000.00

         Bank of America, N.A.                                           56,000,000.00
         The Bank of Tokyo-Mitsubishi, Ltd.                              56,000,000.00
         SunTrust Bank                                                   56,000,000.00
         Wachovia Bank, National Association                             56,000,000.00
         Wells Fargo Bank, N.A.                                          56,000,000.00

         Banc One Capital Markets, Inc.                                  25,000,000.00
         The Bank of New York                                            25,000,000.00
         Comerica Bank                                                   25,000,000.00
         Fleet National Bank                                             25,000,000.00
                                                                         -------------

                                                       TOTAL         $   450,000,000.00

                                                                   Schedule 3.07

                                SYSCO CORPORATION
                           SUBSIDIARIES AND DIVISIONS
                            AS OF SEPTEMBER 13, 2002

----------------------------------------------------------------------------------------------------------------
                                                                                   JURISDICTION
                                                                                        OF
                       ACTIVE SUBSIDIARIES                                        INCORPORATION
----------------------------------------------------------------------------------------------------------------
A.M. Briggs, Inc.                                                                    Delaware
----------------------------------------------------------------------------------------------------------------
Buckhead Beef Company                                                                Delaware
----------------------------------------------------------------------------------------------------------------
Freedman Meats, Inc.                                                                 Delaware
----------------------------------------------------------------------------------------------------------------
   *Freedman Food Service, Inc.                                                       Texas
----------------------------------------------------------------------------------------------------------------
   *#Freedman Food Service of Austin, LP***
         (dba Texas Meat Purveyors)                                                   Texas
----------------------------------------------------------------------------------------------------------------
   *Freedman Food Service of Dallas, Inc.                                             Texas
----------------------------------------------------------------------------------------------------------------
  *#Freedman Food Service of San Antonio, LP***
         (dba Texas Meat Purveyors)                                                   Texas
----------------------------------------------------------------------------------------------------------------
   *Freedman-KB, Inc.                                                                Delaware
----------------------------------------------------------------------------------------------------------------
FreshPoint Holdings, Inc.                                                            Delaware
----------------------------------------------------------------------------------------------------------------
*FreshPoint, Inc.                                                                    Delaware
----------------------------------------------------------------------------------------------------------------
  *FreshPoint Distribution, Inc.                                                     Delaware
----------------------------------------------------------------------------------------------------------------
      *American Produce & Vegetable Co., Inc.                                        Delaware
----------------------------------------------------------------------------------------------------------------
      *Carnival Fruit Company, Inc.                                                  Florida
----------------------------------------------------------------------------------------------------------------
      *FreshPoint of Southern California, Inc.(1)                                   California
----------------------------------------------------------------------------------------------------------------
      *Lee Ray-Tarantino Co., Inc.                                                  California
----------------------------------------------------------------------------------------------------------------
      *Royal Foods Company, Inc.                                                    California
----------------------------------------------------------------------------------------------------------------
      *Movsovitz & Sons of Florida, Inc.                                             Florida
----------------------------------------------------------------------------------------------------------------
          *Sunburst Foods, Inc.                                                      Delaware
----------------------------------------------------------------------------------------------------------------
             *FreshPoint of Palm Beach, Inc.                                         Florida
----------------------------------------------------------------------------------------------------------------
             *FreshPoint of Washington D.C., Inc.(2)                           District of Columbia
----------------------------------------------------------------------------------------------------------------
             *FreshPoint of Atlanta, Inc.(3)                                         Georgia
----------------------------------------------------------------------------------------------------------------
             *P. Tavilla Co. (Miami) Inc.                                            Florida
----------------------------------------------------------------------------------------------------------------
             *Red's Market, Inc.                                                     Florida
----------------------------------------------------------------------------------------------------------------
      *Produce America, Inc.                                                         Delaware
----------------------------------------------------------------------------------------------------------------
  *Pacific Produce Co. Ltd.                                                      Alberta, Canada
----------------------------------------------------------------------------------------------------------------
         *Sysco I&S Foodservices, Inc.                                           Alberta, Canada
----------------------------------------------------------------------------------------------------------------
  *FreshPoint of Denver, Inc.                                                        Colorado
----------------------------------------------------------------------------------------------------------------
  *FreshPoint of Las Vegas, Inc.                                                     Delaware
----------------------------------------------------------------------------------------------------------------
Fulton Provision Co.(4)                                                              Delaware
----------------------------------------------------------------------------------------------------------------
Guest Supply, Inc.                                                                  New Jersey
----------------------------------------------------------------------------------------------------------------
  *Breckenridge-Remy Co.                                                             Delaware
----------------------------------------------------------------------------------------------------------------
         *Franklin Supply Company(13)                                                Delaware
----------------------------------------------------------------------------------------------------------------
         *Guest Distribution Services, Inc.                                          Delaware
----------------------------------------------------------------------------------------------------------------
         *MacDonald Contract Sales, Inc.(5)                                      Ontario, Canada
----------------------------------------------------------------------------------------------------------------
   *Guest Supply Canada, Inc.(6)                                                      Canada
----------------------------------------------------------------------------------------------------------------
   *Guest International Ltd.                                                      United Kingdom
----------------------------------------------------------------------------------------------------------------
   *Guest Packaging, Inc.                                                           New Jersey
----------------------------------------------------------------------------------------------------------------
INGENIUM Medical Supply Chain Solutions, Inc.                                        Delaware
----------------------------------------------------------------------------------------------------------------

                                                                   Schedule 3.07

----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Vancouver, Inc.(7)                                          B.C., Canada
----------------------------------------------------------------------------------------------------------------
#*Four Seasons Food Ltd.                                                           B.C., Canada
----------------------------------------------------------------------------------------------------------------
Malcolm Meats Company                                                                Delaware
----------------------------------------------------------------------------------------------------------------
Nobel/Sysco Food Services Company                                                    Colorado
----------------------------------------------------------------------------------------------------------------
  *Sysco Equipment & Furnishings Company                                             Delaware
----------------------------------------------------------------------------------------------------------------
Pegler-Sysco Food Services Company                                                   Nebraska
----------------------------------------------------------------------------------------------------------------
  *Pegler-Sysco Transportation Co.                                                   Nebraska
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Metro New York, LLC(8)                                        Delaware
----------------------------------------------------------------------------------------------------------------
  *Dowd Food Discount Corp.                                                         New Jersey
----------------------------------------------------------------------------------------------------------------
SFS Shelf, LLC                                                                       Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Administrative Services, Inc.                                                  Delaware
----------------------------------------------------------------------------------------------------------------
  #*Sysco Proprietary LP                                                              Texas
----------------------------------------------------------------------------------------------------------------
  #*Sysco Services LP                                                                 Texas
----------------------------------------------------------------------------------------------------------------
Sysco Canada, Company                                                              Nova Scotia
----------------------------------------------------------------------------------------------------------------
   *Sysco Holdings of B.C., Inc.                                                      Canada
----------------------------------------------------------------------------------------------------------------
     *North Douglas Sysco Food Services, Inc.                                         Canada
----------------------------------------------------------------------------------------------------------------
   *Sysco Holdings of Kelowna, Inc.                                                   Canada
----------------------------------------------------------------------------------------------------------------
     *Sysco HRI Supply Ltd.                                                           Canada
----------------------------------------------------------------------------------------------------------------
Baugh Supply Chain Cooperative, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------
Midwest Cooperative, Inc.                                                            Delaware
----------------------------------------------------------------------------------------------------------------
Northeast Cooperative, Inc.                                                          Delaware
----------------------------------------------------------------------------------------------------------------
Southeast Cooperative, Inc.                                                          Delaware
----------------------------------------------------------------------------------------------------------------
Southwest Cooperative, Inc.                                                          Delaware
----------------------------------------------------------------------------------------------------------------
Western Cooperative, Inc.                                                            Delaware
----------------------------------------------------------------------------------------------------------------
Sysco eVentures, Inc.                                                                Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Financial Services, LLC                                                        Delaware
----------------------------------------------------------------------------------------------------------------
  *Sysco Finance, LP                                                                 Delaware
----------------------------------------------------------------------------------------------------------------
  *Hardin's-Sysco Food Services, LLC                                                 Delaware
----------------------------------------------------------------------------------------------------------------
  *Lankford-Sysco Food Services, LLC                                                 Delaware
----------------------------------------------------------------------------------------------------------------
  *Robert Orr-Sysco Food Services, LLC                                               Delaware
----------------------------------------------------------------------------------------------------------------
  *Sysco Food Services of New Orleans, LLC                                           Delaware
----------------------------------------------------------------------------------------------------------------
  *Sysco Texas Partners, Inc.                                                        Delaware
----------------------------------------------------------------------------------------------------------------
  *Sysco Administrative Services II, Inc.                                            Delaware
----------------------------------------------------------------------------------------------------------------
     **Sysco Food Services of Austin, LP                                             Delaware
----------------------------------------------------------------------------------------------------------------
     **Sysco Food Services of Dallas, LP                                             Delaware
----------------------------------------------------------------------------------------------------------------
    **Sysco Food Services of Houston, LP                                             Delaware
----------------------------------------------------------------------------------------------------------------
    **Sysco Food Services of San Antonio, LP                                         Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Arizona, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------
  *Sysco Arizona Leasing, Inc.                                                       Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Arkansas, LLC                                                 Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Atlanta, LLC                                                  Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Central Alabama, Inc.                                         Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Central Florida, Inc.                                         Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Central Pennsylvania, LLC                                     Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Charlotte, LLC                                                Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services-Chicago, Inc.                                                    Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Cleveland, Inc.                                               Delaware
----------------------------------------------------------------------------------------------------------------

                                                                   Schedule 3.07

----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Columbia, LLC(9)                                              Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Detroit, LLC                                                  Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Grand Rapids, LLC                                             Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Hampton Roads, Inc.(10)                                       Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Idaho, Inc.                                                    Idaho
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Indianapolis, LLC                                             Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Iowa, Inc.                                                    Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services - Jacksonville, Inc.                                             Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Kansas City, Inc.                                             Missouri
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Las Vegas, Inc.                                               Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Los Angeles, Inc.                                             Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Minnesota, Inc.                                               Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Modesto, Inc.                                                California
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Montana, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Northern New England, Inc.                                     Maine
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Oklahoma, Inc.                                                Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Philadelphia, LLC                                             Delaware
----------------------------------------------------------------------------------------------------------------
  *Garden Cash & Carry, Inc.                                                         Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Pittsburgh, Inc.                                            Pennsylvania
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Portland, Inc.                                                Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Sacramento, Inc.                                              Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of San Diego, Inc.                                               Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of San Francisco, Inc.                                          California
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Seattle, Inc.                                                 Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of South Florida, Inc.                                           Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Southeast Florida, LLC                                        Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of St. Louis, LLC                                                Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Virginia, LLC                                                 Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services - West Coast Florida, Inc.                                       Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Holdings Limited                                                        New Brunswick, Canada
----------------------------------------------------------------------------------------------------------------
  *Sysco Food Services of Ontario, Inc.(11)                                      Ontario, Canada
----------------------------------------------------------------------------------------------------------------
Sysco Intermountain Food Services, Inc.                                              Delaware
----------------------------------------------------------------------------------------------------------------
Sysco/Louisville Food Services Co.                                                   Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Merger Ohio, Inc.(14)                                                            Ohio
----------------------------------------------------------------------------------------------------------------
Sysco Newport Meat Company                                                           Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Resources, Inc.                                                                Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Resources Northeast, Inc.                                                      Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Resources Southeast, Inc.                                                      Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Resources Southwest, Inc.                                                      Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Resources Midwest, Inc.                                                        Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Resources West, Inc.                                                           Delaware
----------------------------------------------------------------------------------------------------------------
SYSCO International Co.                                                            Nova Scotia
----------------------------------------------------------------------------------------------------------------
>SFS Canada I LP                                                                      Canada
----------------------------------------------------------------------------------------------------------------
  SFS GP I, Inc.                                                                      Canada
----------------------------------------------------------------------------------------------------------------
>SFS Canada II LP                                                                     Canada
----------------------------------------------------------------------------------------------------------------
  SFS GP II, Inc.                                                                     Canada
----------------------------------------------------------------------------------------------------------------
SYSCO SERCA Food Services, Inc.                                                       Canada
----------------------------------------------------------------------------------------------------------------
  #*SYSCO SERCA Food Services - Atlantic, Inc.                                        Canada
----------------------------------------------------------------------------------------------------------------
  #*SYSCO SERCA Food Services - West, Inc.                                            Canada
----------------------------------------------------------------------------------------------------------------

                                                                   Schedule 3.07

----------------------------------------------------------------------------------------------------------------
  #*SYSCO SERCA Food Services of Ontario, Inc.                                        Canada
----------------------------------------------------------------------------------------------------------------
  #*SYSCO Ready Fresh Produce, Inc.                                                   Canada
----------------------------------------------------------------------------------------------------------------
  #*SYSCO SERCA Food Services of Quebec, Inc.                                         Canada
----------------------------------------------------------------------------------------------------------------
  #*SYSCO Ontario Produce, Inc.                                                       Canada
----------------------------------------------------------------------------------------------------------------
         SFS SERCA Properties, Inc.                                                   Canada
----------------------------------------------------------------------------------------------------------------
The SYGMA Network, Inc.                                                              Delaware
----------------------------------------------------------------------------------------------------------------
Watson Sysco Food Services, Inc.                                                     Delaware
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                   JURISDICTION
                     INACTIVE AND NAMESAVER                                             OF
                          SUBSIDIARIES                                             INCORPORATION
----------------------------------------------------------------------------------------------------------------
DiPaolo/Sysco Food Services, Inc. (Name Saver)                                         Ohio
----------------------------------------------------------------------------------------------------------------
Food Service Transportation, Inc. (Inactive)                                         Nebraska
----------------------------------------------------------------------------------------------------------------
FreshPoint of Houston, Inc. (Inactive)                                               Delaware
----------------------------------------------------------------------------------------------------------------
Grants - Sysco Food Services, Inc. (Name Saver)                                      Michigan
----------------------------------------------------------------------------------------------------------------
Olewine's Sysco Food Services Company (Name Saver)                                   Delaware
----------------------------------------------------------------------------------------------------------------
SyscoMed, Inc. (Inactive)                                                            Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Beaumont, Inc. (Inactive)                                     Delaware
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of New York, Inc. (Name Saver)                                   New York
----------------------------------------------------------------------------------------------------------------
2901 Polk, Inc. (Inactive)                                                            Texas
----------------------------------------------------------------------------------------------------------------
SYSCO SERCA Food Services of New England, Inc. (Inactive)                            Delaware
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                   DIVISIONS
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Baraboo 12
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Jackson
----------------------------------------------------------------------------------------------------------------
Hallsmith-Sysco Food Services
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Baltimore
----------------------------------------------------------------------------------------------------------------
Sysco Food Services - Albany
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Connecticut
----------------------------------------------------------------------------------------------------------------
Sysco Food Services - Jamestown
----------------------------------------------------------------------------------------------------------------
Sysco Food Services - Syracuse
----------------------------------------------------------------------------------------------------------------
Sysco Food Services/Cincinnati
----------------------------------------------------------------------------------------------------------------
Sysco Food Services of Eastern Wisconsin
----------------------------------------------------------------------------------------------------------------

*Second Tier Subsidiary
**Limited Partnerships whose parents are: Sysco Texas Partners, Inc. (1%) and
  Sysco Administrative Services II, Inc. (99%)
***Limited Partnerships whose parents are: Freedman Meats, Inc. (2%) and
   Freedman-KB, Inc. (98%)
>Canadian Limited Partnership
#Multiple parents
(1)  F/k/a G&G Produce Company
(2)  F/k/a Imperial Produce Co., Inc.
(3)  F/k/a Mitt Parker Company, Incorporated
(4)  F/k/a Sysco Food Services of Oregon, Inc.
(5)  Dissolved 2/18/2002
(6)  F/k/a Guest International (Canada) Ltd.
(7)  F/k/a K.W. Food Distributors Ltd. (Konings)
(8)  F/k/a Ritter Sysco Food Services, LLC
(9)  F/k/a Sysco Food Services of South Carolina, LLC
(10) F/k/a Doughtie's Sysco Food Services, Inc.
(11) F/k/a Strano Sysco Food Services Ltd.
(12) F/k/a Baraboo-Sysco Food Services

                                SYSCO Corporation
                              Schedule 6.01 - Liens
                               As Of June 29, 2002

                                         IRB                 CAP. LEASE                 Total
---------------------------------------------------------------------------------------------------------
Albany                                               -                369,393                    369,393
Albuquerque                                          -                193,451                    193,451
Arizona                                              -                236,228                    236,228
Arkansas                                             -                106,213                    106,213
Atlanta                                              -                234,078                    234,078
Austin                                               -                142,154                    142,154
Baltimore                                            -                      -                          -
Baraboo                                              -                      -                          -
Central Alabama                                      -                      -                          -
Central Florida                                      -                 30,828                     30,828
Central Penn.                                1,332,601                      -                  1,332,601
Charlotte                                            -                      -                          -
Chicago                                              -                 44,228                     44,228
Cincinnati                                           -                161,248                    161,248
Cleveland                                    7,890,000                      -                  7,890,000
Columbia                                             -                      -                          -
Connecticut                                          -                      -                          -
Dallas                                               -                      -                          -
Denver                                               -                151,572                    151,572
Detroit                                              -                      -                          -
East Wisconsin                                       -                 69,341                     69,341
Grand Rapids                                         -                      -                          -
HRI Supply                                           -                      -                          -
Hallsmith                                            -                      -                          -
Hampton Roads                                        -                384,555                    384,555
Hardin's                                             -                114,059                    114,059
Houston                                              -                      -                          -
I & S Fdsv.                                          -                      -                          -
Idaho                                                -                      -                          -
Indianapolis                                         -                      -                          -
Intermountain                                        -                177,228                    177,228
Iowa                                                 -                114,739                    114,739
Jackson                                      4,500,000                272,534                  4,772,534
Jacksonville                                         -                292,017                    292,017
Jamestown                                            -                 56,999                     56,999
Kansas City                                          -                296,305                    296,305
Konings                                              -                      -                          -
Lankford                                             -                123,048                    123,048
Las Vegas                                            -                      -                          -
Los Angeles                                          -                 37,383                     37,383
Louisville                                           -                198,173                    198,173
Minnesota                                            -                      -                          -
Modesto                                              -                132,962                    132,962
Montana                                      2,500,000                      -                  2,500,000
New Orleans                                          -                      -                          -
North Douglas                                        -                      -                          -
N. New England                                  20,244                 26,285                     46,529
Oklahoma                                             -                171,754                    171,754
Ontario                                              -                      -                          -
Orr                                                  -                146,280                    146,280
Pegler                                               -                 17,545                     17,545
Philadelphia                                         -                      -                          -
Pittsburgh                                           -                 13,475                     13,475
Portland                                             -                      -                          -
Ritter                                               -                      -                          -
Sacramento                                           -                449,747                    449,747
San Antonio                                          -                 24,892                     24,892
San Diego                                            -                      -                          -
San Francisco                                        -              3,484,873                  3,484,873
Seattle                                      8,000,000                271,276                  8,271,276
Lakeside                                             -                      -                          -
Moncton                                              -                      -                          -
Moncton-NASYS                                        -                      -                          -
Ready Fresh                                          -                      -                          -
St. John's                                           -                      -                          -
Kingston                                             -                      -                          -
London                                               -                      -                          -
Mississauga                                          -                      -                          -
Sturgeon Falls                                       -                      -                          -
Thunder Bay                                          -                      -                          -
Calgary                                              -                      -                          -
Edmonton                                             -                105,868                    105,868
Regina                                               -                135,043                    135,043
Winnipeg                                             -                      -                          -
Bangor Maine                                         -                      -                          -

                                SYSCO Corporation
                              Schedule 6.01 - Liens
                               As Of June 29, 2002

                                         IRB                 CAP. LEASE                 Total
---------------------------------------------------------------------------------------------------------
Ontario Produce                                      -                      -                          -
Quebec                                               -                      -                          -
SERCA Corporate                                      -                      -                          -
SERCA                                                -                240,912                    240,912
South Florida                                        -                104,906                    104,906
Southeast Florida                                    -                192,947                    192,947
St. Louis                                            -                 18,654                     18,654
Syracuse                                             -                177,698                    177,698
Virginia                                             -                133,337                    133,337
Watson                                               -                      -                          -
West Florida                                         -                      -                          -
Company X                                            -                      -                          -
---------------------------------------------------------------------------------------------------------
FOODSERVICE                                 24,242,845              9,654,228                 33,897,073
---------------------------------------------------------------------------------------------------------
Briggs                                               -                      -                          -
Buckhead Beef                                        -                130,233                    130,233
Freedman-Aus                                         -                      -                          -
Freedman-Dal                                         -                      -                          -
Freedman-Hou                                         -                      -                          -
Freedman-San                                         -                      -                          -
FREEDMAN SUBTOTAL                                    -                      -                          -
Fulton                                               -                      -                          -
Malcolm Meats                                        -                      -                          -
Newport Meat                                         -                      -                          -
---------------------------------------------------------------------------------------------------------
MEAT TOTAL                                           -                130,233                    130,233
---------------------------------------------------------------------------------------------------------
American Foodservice                                 -                      -                          -
Atlanta Group                                        -                154,706                    154,706
Carnival Fruit                                       -                      -                          -
FP - Denver                                          -                 10,102                     10,102
Golden State                                         -                      -                          -
FP - Las Vegas                                       -                 22,782                     22,782
Lee Ray Tarantino                                    -                      -                          -
Movsovitz Group                                      -                      -                          -
P. Tavilla                                           -                      -                          -
Pacific Produce                                      -                      -                          -
Palm Beach                                           -                      -                          -
Red's Market                                         -                      -                          -
Royal Foods                                          -                 42,537                     42,537
Southern California                                  -                      -                          -
Washington,D.C.                                      -                      -                          -
FP Corporate                                         -                 97,704                     97,704
FP-Redistribution                                    -                      -                          -
---------------------------------------------------------------------------------------------------------
FRESHPOINT TOTAL                                     -                327,831                    327,831
---------------------------------------------------------------------------------------------------------
GUEST SUPPLY                                         -                      -                          -
---------------------------------------------------------------------------------------------------------
Sygma Boston                                         -                      -                          -
Sygma Carolina                                       -                      -                          -
Sygma Florida                                        -                      -                          -
Sygma Pennsylvania                                   -                      -                          -
SYGMA EAST                                           -                      -                          -
Sygma Columbus                                       -                      -                          -
Sygma Detroit                                        -                      -                          -
Sygma Illinois                                       -                      -                          -
Sygma San Antonio                                    -                      -                          -
Sygma Columbus Central                               -                      -                          -
SYGMA MIDWEST                                        -                      -                          -
Sygma Dallas                                         -                      -                          -
Sygma Los Angeles                                    -                      -                          -
Sygma N. California                                  -                      -                          -
Sygma Oklahoma                                       -                      -                          -
Sygma Portland                                       -                      -                          -
Sygma Denver-Central                                 -                      -                          -
SYGMA WEST                                           -                      -                          -
Sygma Company X                                      -                      -                          -
---------------------------------------------------------------------------------------------------------
SYGMA                                                -                      -                          -
---------------------------------------------------------------------------------------------------------
CORPORATE                                                          15,967,898                 15,967,898
---------------------------------------------------------------------------------------------------------
TOTAL OPERATIONS                            24,242,845             26,080,190                 50,323,035
=========================================================================================================

                                SYSCO Corporation
                            Subsidiaries & Divisions
                                  Schedule 6.04
                             Restrictive Agreements


               Up to 500MM                  Registration Statement filed
                                            June 6, 1995, on form S-3 with
                                            the Securities and Exchange
                                            Commission with respect to the
                                            issuance of debt securities.

                   150MM                    6.50% Senior Notes due 6-15-05

                   200MM                    7.00% Senior Notes due 5-1-06

                    50MM                    7.16% Debentures due 4-15-27

                   100MM                    7.25% Senior Notes due 4-15-07

               Up to 500MM                  Registration Statement filed
                                            June 3, 1998, on form S-3 with
                                            the Securities and Exchange
                                            Commission with respect to the
                                            issuance of debt securities.

                   200MM                    4.75% Senior Notes due 7-30-05

                   200MM                    6.10% Notes due 6-1-12

                   200MM                    Guaranty of 6.10% Notes

                   225MM                    6.50% Debentures due 8-1-28

                     5MM                    6.95% Series C Senior Notes due
                                            11-15-03

                     5MM                    7.20% Series B Senior Notes due
                                            11-15-07

                    15MM                    7.31% Series A Senior Notes due
                                            11-15-09

                    25MM                    Guaranty for Series A, B, & C
                                            Noteholders

               Up to 500MM                  US Commercial Paper Program

              Up to 500MM (CAD)             Canadian Commercial Paper Program

                 100MM (CAD)                Toronto-Dominion Credit Agreement

                    24MM                    Industrial Revenue Bonds

                     5MM                    Miscellaneous Subsidiary Debt

                                                                       EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

         Reference is made to the Credit Agreement dated as of September 13, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among Sysco Corporation, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

         The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

         This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

         This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment ("Assignment Date"):

                                                                           Percentage Assigned of
                                                                           Facility/Commitment (set
                                                                           forth, to at least 8
                                                                           decimals, as a percentage of
                                                                           the Facility and the
                                                                           aggregate Commitments of all
Facility                                 Principal Amount Assigned         Lenders thereunder)
Commitment Assigned:                    $                                                            %
Revolving Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                             [NAME OF ASSIGNOR], as Assignor

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


                                             [NAME OF ASSIGNEE], as Assignee

                                             By:
                                             Name:
                                             Title:

The undersigned hereby consent to the within assignment:

SYSCO CORPORATION*                           JPMORGAN CHASE BANK,
                                             AS ADMINISTRATIVE AGENT,


BY:                                          BY:
    -------------------------------              -------------------------------
NAME:                                            NAME:
TITLE:                                           TITLE

----------------------
* Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.